Registration No. 333-151897

As filed with the Securities and Exchange Commission on August 27, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4

UNDER

THE SECURITIES ACT OF 1933

SMITH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3822631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5599 San Felipe, 17th Floor Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip code)

W-H ENERGY SERVICES, INC. 2006 STOCK AWARDS PLAN

W-H ENERGY SERVICES, INC. 1997 STOCK OPTION PLAN, AS RESTATED

(Full title of the plans)

Francesca Maestroni

General Counsel

5599 San Felipe, 17th Floor

Houston, Texas 77056

(Name and address of agent for service)

(713) 513-2000

(Telephone number, including area code, of agent for service)

Copy to:

J. David Kirkland, Jr.

M. Breen Haire

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 2 on Form S-8 relates to the Registration Statement on Form S-4 (File No. 333-151897), which was declared effective on August 18, 2008, the (“Form S-4”), as amended by Post-Effective Amendment No. 1 on Form S-8 filed on August 26, 2008 (as so amended, the “Registration Statement”), of Smith International, Inc. (“Smith”). The Registration Statement registered 69,334 shares of Smith common stock that were issuable by Smith upon the exercise of options granted under the W-H Energy Services, Inc. 2006 Stock Awards Plan and W-H Energy Services, Inc. 1997 Stock Option Plan, as restated (collectively, the “Plans”).

On August 27, 2010, Turnberry Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Schlumberger Limited, merged with and into Smith, with Smith as the surviving corporation (the “Merger”). As a result of the Merger, Smith became a wholly owned subsidiary of Schlumberger Limited. Smith has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.

In accordance with an undertaking made by Smith in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, Smith hereby deregisters any and all securities originally reserved for issuance under the Plans and registered under the Registration Statement that remained unissued at the effective time of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that all the requirements for filing on Form S-8 are met and has duly caused this Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in Houston, Texas on the 27th day of August, 2010.

SMITH INTERNATIONAL, INC.

By:	/S/ FRANCESCA MAESTRONI
Francesca Maestroni
General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRYAN DUDMAN Bryan Dudman	Director	August 27, 2010

/S/ SIMON FARRANT Simon Farrant	Director	August 27, 2010

/S/ DOUGLAS PFERDEHIRT Douglas Pferdehirt	Director	August 27, 2010

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